                                State of Delaware
                        Office of the Secretary of State

         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE,
DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF MERGER, WHICH MERGES:
         "MAGICWORKS ENTERTAINMENT INCORPORATED", A FLORIDA
CORPORATION,
         WITH AND INTO "SHADOW WOOD CORPORATION" UNDER THE NAME OF "MAGICWORKS ENTERTAINMENT INCORPORATED", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRTIETH DAY OF JULY, A.D. 1996, AT 9 O'CLOCK A.M.


                                            /s/ Edward J. Freel
                                            Edward J. Freel, Secretary of State
2157668  8100M                              AUTHENTICATION:  8438889
971135864                                            DATE:  04-28-97

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                      FILED 09:00 AM 07/30/1996
                                                          960222095 - 215766B

                       CERTIFICATE AND ARTICLES OF MERGER
                                       OF
                      MAGICWORKS ENTERTAINMENT INCORPORATED
                              A FLORIDA CORPORATION
                                      INTO
                             SHADOW WOOD CORPORATION
                             A DELAWARE CORPORATION

         THE UNDERSIGNED CORPORATIONS DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations (the "Constituent Corporations") of the merger (the "Merger" is as follows:

    Name                                                 State of Incorporation
    ----                                                 ----------------------
    Magicworks Entertainment Incorporated                         Florida
    Shadow Wood Corporation                                       Delaware

         SECOND: That an Agreement and Plan of Merger between the Constituent Corporations has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with Section 252 of the Delaware General Corporation Law and the requirements of Florida law and that upon filing this document with the Secretary of State of Florida and the Secretary of State of Delaware, the Merger shall be effective (the "Effective Time").
         THIRD: Shadow Wood Corporation ("SWC" or the "Surviving Corporation") has an authorized capitalization consisting of 250,000,000 shares of $.0001 par value common stock ("SWC Common Stock"), of which 3,889,750 shares are issued and outstanding as of the date of execution hereof, and Magicworks Entertainment Incorporated ("MEI") has an authorized capitalization consisting of 50,000,000 shares of common stock, $.001 par value (MEI Common Stock"), of which 19,00,000 shares are issued and outstanding as of the date hereof.
         FOURTH: The surviving corporation of the Merger is Shadow Wood Corporation, a Delaware corporation.
         FIFTH: The Plan of Merger and the terms and conditions of the Merger and the manner and basis of converting the shares of the Constituent Corporations is as follows:
         (a)      Corporate Existence
                  (1) From and after the Effective Time, the Surviving Corporation shall continue its corporate existence as a Delaware corporation and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger

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         without further act or deed; (iii) the title to any real estate vested by deed or otherwise, under the laws of any jurisdiction, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (iv) all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by the Surviving Corporation.
                  (2) From and after the Effective Time, (i) the Certificate of Incorporation and By-laws of SWC, as existing immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation subject to amendments adopted herein and any subsequent amendments; (ii) the members of the Board of Directors of MEI holding office immediately prior to the Effective Time shall become the members of the Board of Directors of the Surviving Corporation, each to serve subject to the Surviving Corporation's Bylaws; (iii) the Surviving Corporation shall change its name to Magicworks Entertainment Incorporated; (iv) all persons who hold executive offices of MEI at the Effective Time shall be elected by the board of directors of the Surviving Corporation to hold the same offices of the Surviving Corporation, each to serve subject to the Surviving Corporation's By-laws.
         (b)      Conversion of Securities
                  As of the Effective Time and without any action on the part of the Constituent Corporations or the holders of any of the securities of either of these corporations each of the events set forth below shall occur. All capitalized terms are defined in the Agreement and Plan of Merger referred to in the EIGHTH article hereof:
                  (1) Each of the MEI Historical Shares issued and outstanding immediately prior to the Effective Time shall be converted into one share of SWC Common Stock. All such shares of MEI Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive certificates evidencing such number of shares of SWC Common Stock into which such shares of MEI Common Stock were converted. The holders of such certificates previously evidencing shares of MEI Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of MEI Common Stock except as otherwise provided herein or by applicable law;
                  (2) Any shares of MEI Common Stock held in the treasury of MEI immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;
                  (3) In fulfillment of the obligation of MEI to issue securities underlying Units sold in its Private Placement to purchasers in the Private Placement, SWC shall issue on the terms and subject to the conditions set forth in the Memorandum; (a) shares of SWC Common Stock on the basis of one share for each share of MEI Common Stock sold in the Private Placement, (b) an unsecured senior convertible note ("Note" or Notes") in the principal amount of $12,500 for each Note sold in the Private Placement. The terms of

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         the Notes shall be as described in the Memorandum and in the form as attached to the Memorandum as an exhibit, and SWC hereby agrees to assume all responsibility, upon Closing, to implement the sinking fund and other arrangements as defined and contemplated in the Memorandum, including, without limitation, the obligation to issue SWC Common Stock in the event of conversion of the Notes or the obligation to issue redeemable common stock purchase warrants in the event of prepayment of the Notes under certain circumstances;
                  (4) Subject to completion of the sale of at least $10,000,000 in Units in the Private Placement, SWC shall issue to Capital Growth International, LLC ("CGI") or its designees, after giving effect to the SWC reverse stock split, 488,820 shares of SWC Common Stock and Warrants to purchase 500,000 shares of SWC Common Stock under the terms and conditions of the Placement Agent Agreement between MEI and CGI dated June 14, 1996, and as described in the Memorandum.
                  (5) The 311,180 shares of SWC Common Stock previously issued and outstanding prior to the Merger will remain issued and outstanding;

                  (6) At Closing, there shall be no securities convertible into or exercisable or exchangeable for shares of SWC or MEI Common Stock except as described in the Memorandum.
         SIXTH:  Voting results for the Merger are as follows:
         (a) Shadow Wood Corporation. The Agreement and Plan of Merger (the "Plan") was submitted to certain stockholders of Shadow Wood Corporation by the board of directors on July 2, 1996, and out of 3,889,750 shares of common stock entitled to vote on the Plan, 3,490,250 (89%) shares approved the plan by written consent, resulting in approval of the Plan.
         (b) Magicworks Entertainment Incorporated. The Plan was submitted to certain stockholders of Magicworks Entertainment Incorporated by the board of directors on June 22, 1996, and out of 19,000,000 shares of common stock entitled to vote on the Plan, 19,000,000 (100%) shares approved the Plan by written consent, resulting in approval of the Plan.
         (c) General. The number of votes cast for the Plan by each group was sufficient under Florida and Delaware law for approval by that voting group.
         SEVENTH: The Certificate of Incorporation of Shadow Wood Corporation shall be the Certificate of Incorporation of the Surviving Corporation and is hereby amended as follows:
         1.       Article I is amended to read as follows:
                                    ARTICLE I
                                      NAME
         The name of the corporation is Magicworks Entertainment Incorporated.
         2.       Article IV is amended to read as follows:
                                   ARTICLE IV
                                 CAPITALIZATION
         The aggregate number of shares which this Corporation shall have authority to issue is:
                  (a) COMMON STOCK. The Corporation shall have authority to issue 50,000,000 shares of common stock having a par value of $.001 per share. All shares of common stock shall have the same rights and shall not be liable to any further call or assessment and shall have no pre-emptive rights.

                  (b) PREFERRED STOCK. The Corporation shall have authority to issue 5,000,000 shares of preferred stock, $.001 par value, which may be issued in one or more series and with such rights, preferences and designations as determined by the Corporation's board of directors. All shares of any one series shall be alike in every particular.

         EIGHTH: The Agreement and Plan of Merger dated July 24, 1996, between SWC and MEI is on file at the principal place of business of SWC at 1258 E. Malvern Ave., Salt Lake City, UT 84117 and will be furnished on request without cost to any stockholder of either of the Constituent Corporations.
         NINTH: Upon this Merger becoming effective, the Surviving Corporation acknowledges that it is deemed, under Florida law:
                  (a) To appoint the Secretary of State as its agent for service of process in a proceeding to enforce any obligation or the rights of dissenting shareholders of each domestic corporation party to the merger or share exchange; and
                  (b) To agree that it will promptly pay to the dissenting shareholders of each domestic corporation party to the merger or share exchange the amount, if any, to which they are entitled under Section 607.1302, Florida Statutes.


                                                SHADOW WOOD CORPORATION


                                                By:/s/ Robert L. Wright
                                                    Robert L. Wright, President


                                                By:/s/ Mark Archibald
                                                    Mark Archibald, Secretary


                                                MAGICWORKS ENTERTAINMENT
                                                INCORPORATED


                                                By:/s/ Lee Marshall
                                                    Lee Marshall, President


                                                By:/s/ Larry Turk
                                                    Larry Turk, Secretary